As filed with Securities and Exchange Commission on April 13, 2004

Registration Statement No. 333-110947

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Form SB-2

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMERICASBANK CORP.

(Name of Small Business Issuer in its charter)

Maryland	6712	52-1948980
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

500 York Road

Towson, Maryland 21204

410-823-0500

(Address and telephone number of principal executive offices)

Mark H. Anders, President & CEO

AmericasBank Corp.

500 York Road

Towson, Maryland 21204

410-823-0500

(Name, address and telephone number of agent for service)

Copies to:

Frank C. Bonaventure, Jr., Esquire Kenneth B. Abel, Esquire Ober, Kaler, Grimes & Shriver, Professional Corporation 120 E. Baltimore Street Baltimore, Maryland 21202 410-685-1120	Wayne A. Whitman, Jr., Esquire John M. Oakey, III, Esquire Williams, Mullen, Clark & Dobbins Two James Center 1021 East Cary Street, 17th Floor Richmond, VA 23219 804-783-6473

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $.01 par value	400,000 Shares	$2.00	$800,000	$65

This Post-Effective Amendment No. 1 to the Registration Statement is for the purpose of removing from registration 162,591 shares of AmericasBank Corp.’s Common Stock, $0.01 par value per share, which remained unsold by AmericasBank Corp. as of March 4, 2004, which was the termination date of AmericasBank Corp.’s rights offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this post-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in Towson, Maryland on April 13, 2004.

AMERICASBANK CORP.

By:	/s/ MARK H. ANDERS

Mark H. Anders President & CEO

Name	Position	Date
/s/ MARK H. ANDERS Mark H. Anders	President, CEO and Principal Executive Officer; Director	April 13, 2004

* Nicholas J. Belitsos, M.D.	Director	April 13, 2004

* J. Clarence Jameson, III	Director	April 13, 2004

* Kemp Jayadeva	Director	April 13, 2004

* Norman H. Katz	Director	April 13, 2004

Shawki N. Malek, M.D.	Assistant Treasurer; Director	April 13, 2004

* Mark D. Noar, M.D.	Vice Chairman; Director	April 13, 2004

	Treasurer; Director	April 13, 2004
Larry D. Ohler

* Kenneth D. Pezzulla	Director	April 13, 2004

	Director	April 13, 2004
Neena Rao, M.D.

/s/ A. GARY REVER A. Gary Rever	Executive Vice President, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer; Director	April 13, 2004

* Ramon Roig, M.D.	Director	April 13, 2004

* Lee W. Warner	Chairman, Director	April 13, 2004

*By:	/s/ MARK H. ANDERS

Mark H. Anders Attorney-in-fact